Exhibit 99.1

OSIRIS THERAPEUTICS, INC REPORTS THIRD QUARTER 2018 RESULTS

COLUMBIA, MARYLAND, November 7, 2018 (GLOBE NEWSWIRE) - Osiris Therapeutics, Inc. (NASDAQ: OSIR), a regenerative medicine company focused on developing and marketing products for wound care, orthopedics, and sports medicine,  today reported its results for the third quarter ending September 30, 2018.

Business Highlights

•	GrafixPL PRIMETM launched on October 1, 2018
•	Enrollment of patients in a clinical trial evaluating GrafixPL PRIME in the treatment of chronic venous leg ulcers
•	Company re-listed on the Nasdaq Global Market on August 1, 2018

Quarterly Financial Summary

Revenue was $36.5 million for the three-month period ended September 30, 2018, which increased $6.7 million or 22.4%, compared to revenue of $29.8 million for the three-month period ended September 30, 2017.  The increase in revenue was primarily due to higher Grafix®/Stravix® revenue of $5.6 million as a result of increased demand from market awareness and acceptance as we increased selling efforts in the operating room and surgical settings as well as hospital outpatient wound care centers.  In addition, we received a one-time settlement payment of $1.3 million from a former distributor that was accounted for on a cash basis, as collection was not reasonably assured, to settle amounts owed to us from previous years, primarily 2015 and 2016.  BIO4® revenue increased $1.1 million, or 18.1%, due to increased demand from our distribution arrangement with Stryker.

Gross profit was $26.7 million for the three-month period ended September 30, 2018, which increased $4.8 million or 22.0%, compared with gross profit of $21.9 million for the three-month period ended September 30, 2017.  This increase was primarily due to higher revenues and the collection of the $1.3 million settlement from a former distributor that was accounted for on a cash basis, which did not have any cost of revenue as the cost of revenue was recognized in the periods the product was shipped.

Cash flow from operations was $8.1 million for the three-month period ended September 30, 2018, which was driven by net income of $4.2 million, collection of outstanding accounts receivable of $2.9 million, and the add back of the non-cash accrued shareholder litigation expense of $0.9 million.

See the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission for additional information concerning our operating results for the three- and nine month periods ended September 30, 2018.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, researches, develops, manufactures and commercializes regenerative medicine products intended to improve the health and lives of patients and lower overall healthcare costs.  We have achieved commercial success with products in orthopedics, sports medicine and wound care, including the Grafix product line, Stravix®, BIO4® and Cartiform®.  We continue to advance our research and development by focusing on innovation in regenerative medicine, including the development of bioengineered stem cell and tissue‑based products.  Osiris®, Grafix®, GrafixPL®, GrafixPL PRIME™ Cartiform®, and Prestige Lyotechnologysm are our trademarks. BIO4® is a trademark of Howmedica Osteonics Corp., a subsidiary of Stryker Corporation. More information can be found on the Company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

Statements herein relating to the future of Osiris Therapeutics, Inc. and the ongoing research and development of our products are forward-looking statements.  Osiris Therapeutics, Inc. cautions that these forward looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include those identified under the heading “Risk Factors” in the Osiris Therapeutics Inc. Annual Report on Form 10-K for the years ended December 31, 2017, 2016 and 2015 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 as filed with the Securities and Exchange Commission (SEC).  We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.  Examples of forward-looking statements may include, without limitation, statements regarding the anticipated efficiencies and advantages of products and the likelihood of customer clinical adoption of any new products.  Although well characterized in scientific literature and studies, preservation of tissue integrity, including cells, may not be indicative of clinical outcome.  Accordingly, you should not unduly rely on these forward-looking statements. You are encouraged to read our filings with the SEC, available at sec.gov, for a discussion of these and other risks and uncertainties.  The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements.  Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For additional information, please contact:

Diane Savoie

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com

FINANCIAL TABLES TO FOLLOW

OSIRIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share data)

(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$31,658	$3,081
Short-term investments	8,701	24,807
Trade receivables, net	20,592	26,053
Inventory, net	10,576	11,278
Insurance receivable	4,788	4,788
Prepaid expenses and other current assets	3,421	2,920
Total current assets	79,736	72,927
Property and equipment, net	3,116	3,587
Other assets	1,849	1,608
Total assets	$84,701	$78,122

Liabilities and Equity
Current liabilities
Accounts payable	$4,291	$5,269
Accrued liabilities	10,704	9,399
Accrued shareholder litigation	19,400	18,500
Other current liabilities	1,994	1,934
Total current liabilities	36,389	35,102
Other long-term liabilities	2,450	1,626
Total liabilities	38,839	36,728

Equity
Common stock, $0.001 par value, 72,000 shares authorized, 34,526 shares issued and outstanding at September 30, 2018, and 90,000 shares authorized, 34,526 shares issued and outstanding at December 31, 2017	35	35
Additional paid-in-capital	284,124	283,905
Accumulated other comprehensive loss	(330)	(208)
Accumulated deficit	(237,967)	(242,338)
Total equity	45,862	41,394
Total liabilities and equity	$84,701	$78,122

OSIRIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$36,491	$29,806	$102,001	$85,938
Cost of revenue	9,808	7,926	28,333	23,405
Gross profit	26,683	21,880	73,668	62,533
Operating expenses:
Research and development	1,590	909	4,886	3,052
Sales and marketing	15,931	14,825	49,107	44,256
General and administrative	4,302	6,634	15,150	16,920
Shareholder litigation expense	900	—	900	—
Total operating expenses	22,723	22,368	70,043	64,228
Income (loss) from continuing operations	3,960	(488)	3,625	(1,695)
Other (expense) income, net	(21)	(1,763)	548	(1,371)
Income (loss) before income taxes from continuing operations	3,939	(2,251)	4,173	(3,066)
Income tax (expense) benefit	(100)	198	(170)	134
Income (loss) from continuing operations	3,839	(2,053)	4,003	(2,932)
Discontinued operations, net of tax	368	9,811	368	9,811
Net income	4,207	7,758	4,371	6,879
Other comprehensive income (loss):
Unrealized (loss) gain on investments	(100)	(21)	(122)	33
Comprehensive income	$4,107	$7,737	$4,249	$6,912
Net income (loss) per share from continuing operations:
Basic	$0.11	$(0.06)	$0.12	$(0.08)
Diluted	$0.11	$(0.06)	$0.12	$(0.08)
Net income per share from discontinued operations:
Basic	$0.01	$0.28	$0.01	$0.28
Diluted	$0.01	$0.28	$0.01	$0.28
Net income per share:
Basic	$0.12	$0.22	$0.13	$0.20
Diluted	$0.12	$0.22	$0.13	$0.20
Weighted average common shares outstanding:
Basic	34,526	34,526	34,526	34,524
Diluted	34,594	34,526	34,565	34,525

OSIRIS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,371	$6,879
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Receipt of Mesoblast common stock	—	(10,000)
Shareholder litigation expense	900	—
Provision for excess and obsolete inventory	1,238	180
Loss on disposal of fixed assets	—	123
Realized loss on investments	240	2,102
Depreciation	658	518
Stock-based compensation expense	219	49
Changes in operating assets and liabilities:
Accounts receivables, net	5,461	1,220
Inventory, net	(536)	(1,228)
Prepaid expenses and other assets	(742)	(651)
Accounts payable, accrued liabilities, and other liabilities	1,211	(1,791)
Net cash provided by (used in) operating activities	13,020	(2,599)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(187)	(718)
Proceeds from sale of investments	16,248	23,250
Purchases of investments	(504)	(19,660)
Net cash provided by investing activities	15,557	2,872
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the exercise of options to purchase common stock	—	128
Net cash provided by financing activities	—	128
NET INCREASE IN CASH AND CASH EQUIVALENTS	28,577	401
Cash and cash equivalents at beginning of period	3,081	2,833
Cash and cash equivalents at end of period	$31,658	$3,234